CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Pacific Animated Imaging Corporation on Form S-8 (File Nos. 333-23777, 333-10399, 33-53536, 33-94078, 33-94150, 33-94148, and 33-94062) and Form S-3
(File No. 333-20997) of our report dated March 28, 1997 on our audits of the consolidated financial statements of Pacific Animated Imaging Corporation as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 which report is included in this Annual Report on Form 10-KSB.



                                           COOPERS & LYBRAND, L.L.P.


McLean, Virginia
March 31, 1997